CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Board of Trustees and Shareholders of
Winton Series Trust:

We consent to the use of our report included herein dated December 18, 2014, with respect to the statement of assets and liabilities (in Organization) of Winton Series Trust, comprised of the Winton Global Equity Portfolio, as of December 17, 2014, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information.

                                                 /s/ KPMG LLP
                                                 ------------

Philadelphia,  Pennsylvania
December 22, 2014